As filed with the Securities and Exchange Commission on June 18, 2003
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                           UNITED NATURAL FOODS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      Delaware                           05-0376157
           (State or Other Jurisdiction of              (IRS Employer
           Incorporation or Organization)            Identification No.)

                                  260 Lake Road
                               Dayville, CT 06241
               (Address of Principal Executive Offices) (Zip Code)
                           __________________________

              United Natural Foods, Inc. 2002 Stock Incentive Plan
                            (Full Title of the Plan)
                           __________________________

                               Steven H. Townsend
                      President and Chief Executive Officer
                           United Natural Foods, Inc.
                                  260 Lake Road
                               Dayville, CT 06241
                     (Name and Address of Agent for Service)

                                 (860) 779-2800
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a Copy to:

                              Paul V. Rogers, Esq.
                               Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                              Washington, DC 20004
                                 (202) 662-6000
                           __________________________

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                          Proposed               Proposed
   Title of Each Class of         Amount to be        Maximum Offering      Maximum Aggregate          Amount of
 Securities to be Registered     Registered (1)     Price Per Share (2)     Offering Price (2)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $0.01 per share ........     1,400,000 shares           $26.91              $37,674,000               $3,050
=======================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2) Calculated in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock on June 11, 2003, as reported by the Nasdaq National Market.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

      1. Annual Report on Form 10-K for the fiscal year ended July 31, 2002, filed with the Commission on October 28, 2002;

      2. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003, filed with the Commission on March 17, 2003

      3. Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002, filed with the Commission on December 13, 2002;

      4. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on June 16, 2003.

      5. Current Reports on Form 8-K, filed with the Commission on August 7, 2002, December 3, 2002, December 6, 2002, January 3, 2003, March 6, 2003 and June 4, 2003.

      6. Description of the Registrant's common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 11, 1996;

      7. Certificate of Designation of Preferences and Rights of Series A Preferred Stock of the Registrant;

      8. Rights Agreement between the Registrant and Continental Stock Transfer and Trust Company; and

      9.    All reports filed by the Registrant with the Commission under
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 31, 2002.

      In addition, all documents and reports filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents or reports.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

      Indemnification is required to be made unless the Registrant determines (in the manner provided in the Amended and Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

      Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the General Corporation Law of the State of Delaware is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

      The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

      Article Eighth of the Registrant's Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      Exhibit No.       Description
      -----------       -----------

         3.1 Amended and Restated Certificate of Incorporation of the Registrant (1)
         3.2            Amended and Restated By-Laws of the Registrant (1)
         4.1 Specimen Certificate for shares of Common Stock, $0.01 par value, of the Registrant. (1)
         4.2            Certificate of Designation of Preferences and Rights of
                        Series A
                        Preferred Stock of the Registrant. (2)
         4.3 Rights Agreement between the Registrant and Continental Stock Transfer and Trust Company. (2)
         5.1            Opinion of Covington & Burling (4)
         23.1           Consent of KPMG LLP (4)
         23.2           Consent of Covington & Burling (included in Exhibit 5.1)
         24.1           Power of Attorney (included on signature page)
         99.1           United Natural Foods, Inc. 2002 Stock Incentive Plan (3)

         ----------
         (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-11349).
         (2) Incorporated by reference to the Registrant's Registration Statement on Form 8-A, filed on March 2, 2002.
         (3) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form DEF 14A for the fiscal year ended July 31, 2002, filed on October 28, 2002.
         (4) Filed herewith.

Item 9. Undertakings

      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayville, State of Connecticut, on this 18th day of June, 2003.

                                       UNITED NATURAL FOODS, INC.

                                       By: /s/ Steven H Townsend
                                           -------------------------
                                           Steven H. Townsend
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

            Each person whose signature appears below under the heading "Signature" constitutes and appoints Steven H. Townsend and Rick D. Puckett, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by United Natural Foods, Inc., a Delaware corporation (the "Registrant"), pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 18th day of June, 2003, by the following persons in the capacities indicated.

        Signature                           Title
        ---------                           -----

  /s/ Michael S. Funk            Chair of the Board
  -----------------------
      Michael S. Funk

  /s/ Thomas B. Simone           Vice Chair of the Board
  -----------------------
      Thomas B. Simone

  /s/ Steven H. Townsend         President, Chief Executive Officer and
  -----------------------        Director (principal executive officer)
      Steven H. Townsend

  /s/ Rick D. Puckett            Vice President, Chief Financial
  -----------------------        Officer and Treasurer (principal
      Rick D. Puckett            financial and accounting officer)

  /s/ Kevin T. Michel            President of Western Region and
  -----------------------        Director
      Kevin T. Michel

  /s/ Gordon D. Barker           Director
  -----------------------
      Gordon D. Barker

  /s/ Joseph M. Cianciolo        Director
  -----------------------
      Joseph M. Cianciolo

  /s/ Gail A. Graham             Director
  -----------------------
      Gail A. Graham

  /s/ James P. Heffernan         Director
  -----------------------
      James P. Heffernan

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

    3.1        Amended and Restated Certificate of Incorporation of the
               Registrant (1)
    3.2        Amended and Restated By-Laws of the Registrant (1)
    4.1 Specimen Certificate for shares of Common Stock, $0.01 par value, of the Registrant. (1)
    4.2 Certificate of Designation of Preferences and Rights of Series A Preferred Stock of the Registrant. (2)
    4.3 Rights Agreement between the Registrant and Continental Stock Transfer and Trust Company. (2)
    5.1        Opinion of Covington & Burling (4)
    23.1       Consent of KPMG LLP (4)
    23.2       Consent of Covington & Burling (included in Exhibit 5.1)
    24.1       Power of Attorney (included on signature page)
    99.1       United Natural Foods, Inc. 2002 Stock Incentive Plan (3)

    ----------
    (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-11349).

    (2) Incorporated by reference to the Registrant's Registration Statement on Form 8-A, filed on March 2, 2002.

    (3) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form DEF 14A for the fiscal year ended July 31, 2002, filed on October 28, 2002.

    (4)   Filed herewith.